UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

RITA Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

000-30959
(Commission File Number)

California	94-3199149
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

46421 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices, with zip code)

(510) 771-0400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Pursuant to the terms of an offer letter, dated July 25, 2005 (the “Agreement”), from RITA Medical Systems, Inc. (the "Company") to Mario Martinez, Mr. Martinez commenced employment with the Company on August 17, 2005. Pursuant to the terms of the Agreement, Mr. Martinez shall receive an annual salary of $190,000 and he will be entitled to participate in the Company's management cash bonus program. In addition, the Company will issue to Mr. Martinez an incentive stock option to purchase 100,000 shares of the Company's common stock. These option shares will become exercisable at the rate of 1/8 of the total number of shares after the first six months of August 17, 2005 and then with respect to 1/48 of the total per month, such that the options will become fully vested at the end of four years.

The Agreement also provides for the payment of severance in certain circumstances. Mr. Martinez' agreement provides that if his employment by the Company is terminated without cause, and provided that he resigns from his position with the Company, actively seeks full time employment and executes the Company's standard form of release agreement releasing any claims he may have against the Company, Mr. Martinez will receive monthly severance payments equal to 1/12th of his annual base salary and reimbursement for his continued medical coverage until the earlier of (i) 6 months after his termination date or (ii) such time as he accepts an offer of employment or consulting relationship which constitutes the equivalent of a full-time position.

The description of the standard form of change of control agreements and indemnification agreements entered into between Mr. Martinez and the Company set forth in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.92 and incorporated herein by reference.

Item 5.02  Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 17, 2005, the Board of Directors of the Company (the "Board") appointed Rich DeYoung, age 54, the Company's Senior Director of Finance, to serve as Vice President of Finance of the Company effective August 17 2005. Mr. DeYoung will act as the Principal Financial Officer and Principal Accounting Officer of the Company. Donald Stewart, who announced in May 2005 that he would be leaving the Company to pursue other business interests once a new Chief Financial Officer for the Company is hired, will continue to hold the position of Chief Financial Officer but will no longer act as the Company’s Principal Financial Officer and Principal Accounting Officer. Mr. DeYoung has served as the Company's Senior Director of Finance since August 2004. From September 2000 to August 2004, Mr. DeYoung served as the Company's Corporate Controller. Prior to joining the Company, from February 2000 to September 2000, he served as Corporate Controller of Tubetronics, Inc., an aircraft component manufacturing company. From September 1996 to December 1999, he served as Divisional Controller of the Novacore Division of Baxter Healthcare, a medical device company. Mr. DeYoung holds a B.A. in English from Carleton College and an M.B.A. in Finance from the University of Michigan Graduate School of Business.

In connection with Mr. DeYoung's promotion to the office described above, on August 17, 2005, the Company issued to Mr. DeYoung pursuant to the Company's 2005 Stock Incentive Plan an incentive stock option to purchase 60,000 shares of the Company's common stock, par value $0.001 per share, at a price of $3.34 per share, exercisable at the rate of 1/8 of the total number of shares after the first six months of August 17, 2005 and then with respect to 1/48 of the total per month, such that the option will become fully vested at the end of four years. Furthermore, in connection with Mr. DeYoung’s promotion, he shall receive an annual salary of $175,000 and he will be entitled to participate in the Company's management cash bonus program.

On August 17, 2005, the Board appointed Mario Martinez, age 51, to serve as Vice President of Operations and General Manager of the Company effective August 17, 2005. Prior to joining the Company, from January 2000 to August 2005, he was President and Chief Executive Officer of Tecnix, LLC, a technology advisory company. From October 1997 to January 2000, he served as Vice President Engineering and Technology Development at 2C Optics, a medical device company. From December 1995 to August 1997, he served as Vice President Engineering and Operations at Biofield Corp., a medical device company. From June 1992 to December 1995, Mr. Martinez served as Vice President Operations at EP Technologies, a division of Boston Scientific Corp. Prior to June 1992, Mr. Martinez held various positions at Cordis Corporation, a division of Johnson & Johnson, from March 1987 to June 1992. Mr. Martinez holds a B.S. degree from Florida International University.

In connection with Mr. Martinez' appointment to the office described above, on August 17, 2005, the Company issued to Mr. Martinez pursuant to the Company's 2005 Stock Incentive Plan an incentive stock option to purchase 100,000 shares of the Company's common stock, par value $0.001 per share, at a price of $3.34 per share, exercisable at the rate of 1/8 of the total number of shares after the first six months of August 17, 2005 and then with respect to 1/48 of the total per month, such that the options will become fully vested at the end of four years.

The Company has entered into its standard form of change of control agreements and indemnification agreements with each of Mr. DeYoung and Mr. Martinez. The Company’s change of control agreements provide the following benefits upon the sale or merger of the Company. In the event that the Company consummates a change of control transaction, 50% of any unvested options held by the Company officers shall become fully vested and immediately exercisable and repurchase rights retained by the Company with respect to 50% of the restricted stock held by the Company’s officers shall immediately lapse. In addition, on each one month anniversary following the effective date of a change of control transaction, 1/12th of the remaining unvested options held by the Company’s officers shall become fully vested and immediately exercisable and repurchase rights retained by the Company with respect to 1/12th of any remaining restricted stock held by the Company’s officers shall immediately lapse. If the officer is involuntarily terminated within 12 months after the change of control transaction, all unvested options held by the Company’s officers shall become fully vested and immediately exercisable and all repurchase rights retained by the Company with respect to the restricted stock held by the Company’s officers shall immediately lapse. If the officer voluntarily resigns or is terminated for cause after the change of control, then the officer is not entitled to any acceleration of the vesting of options or lapse of repurchase rights with respect to restricted stock.

The Company’s indemnification agreements contain provisions which may require the Company, among other things, to indemnify the Company’s officers and directors against a number of liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The description of the employment agreement between Mr. Martinez and the Company set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On August 17, 2005, the Company announced that it had appointed Mario Martinez, age 51, to serve as Vice President of Operations and General Manager of the Company. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.92	Offer Letter to Mario Martinez dated July 25, 2005

99.1	Press Release of RITA Medical Systems, Inc. dated August 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITA MEDICAL SYSTEMS, INC.

Date: August 22, 2005	By:	/s/ Joseph DeVivo
Joseph DeVivo
President and Chief Executive Officer

RITA MEDICAL SYSTEMS, INC.

INDEX TO EXHIBITS

Exhibit Number	Description

10.92	Offer Letter to Mario Martinez dated July 25, 2005
99.1	Press Release of RITA Medical Systems, Inc. dated August 17, 2005